                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                           OF PENTECH SOLUTIONS, INC.,
                             a Delaware corporation

     Pentech  Solutions,  Inc., a corporation  organized and existing  under the laws of the State of Delaware, certifies as follows:

     1. The name of the  corporation  is Pentech  Solutions,  Inc.  The original
Certificate of  Incorporation of the corporation was filed with the Secretary of
State of the State of Delaware  ("Delaware  Secretary of State") on November 19,
1990.

     2. Pursuant to Sections 242 and 245 of the General  Corporation  Law of the
State of Delaware,  this Amended and Restated  Certificate of Incorporation  was adopted by the corporation's Board of Directors and stockholders.

     3. The text of the corporation's Certificate of Incorporation as heretofore amended or  supplemented  is hereby  restated and further amended to read in its entirety as follows:

                                   Article I.

             The name of this corporation is Pentech Solutions, Inc.

                                  Article II.

     The address of the  registered  office of the  corporation  in the State of
Delaware is 2711 Centerville Road, Suite 400, Wilmington,  County of New Castle,
Delaware  19808.  The  name  of its  registered  agent  at such  address  is The
Prentice-Hall Corporation System, Inc.

                                  Article III.

The purpose of this  corporation  is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

                                  Article IV.

     A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated,  respectively, "Common Stock" and "Preferred Stock." The total number of shares which the  corporation  is  authorized to issue is Thirty
Three Million Seven Hundred Thirty Six Thousand Seven Hundred Fifty (33,786,750)
shares.  Twenty Million  (20,000,000)  shares shall be Common Stock and Thirteen
Million Seven  Hundred  Eighty Six Thousand  Seven  Hundred  Fifty  (13,786,750)
shares  shall  be  Preferred  Stock.  The  Preferred  Stock  authorized  by this
Certificate of Incorporation  shall be issued by series as set forth herein. The first series of Preferred  Stock shall be  designated  "Series A Preferred"  and shall  consist of Two Million Eight  Hundred  Eighty Six Thousand  Seven Hundred
Fifty  (2,886,750)  shares.  The  second  series  of  Preferred  Stock  shall be designated  "Series B Preferred" and shall consist of Seven Million Nine Hundred
Thousand  (7,900,000)  shares.  The third  series of  Preferred  Stock  shall be designated  "Series C Preferred" and shall consist of Three Million  (3,000,000)
shares.  The Preferred  Stock shall have a par value of $0.001 per share and the
Common Stock shall have a par value of $0.001 per share. The Series A Preferred, the  Series B  Preferred  and the  Series C  Preferred  are  referred  to herein collectively as the "Series Preferred."

     B. Rights,  Preferences and  Restrictions of Preferred Stock. The Preferred
Stock  authorized by this Restated  Certificate of  Incorporation  may be issued from time to time in one or more series.  The rights,  preferences,  privileges, and restrictions granted to and imposed on the Series Preferred are as set forth below in this Article IV(B). The Board of Directors is hereby  authorized to fix or alter the rights,  preferences,  privileges  and  restrictions  granted to or imposed  upon  additional  series of Preferred  Stock,  and the number of shares constituting  any such series and the  designation  thereof,  or of any of them.
Subject to compliance with applicable  protective  voting rights which have been or may be granted to the Preferred  Stock or series thereof in  Certificates  of
Designations  or the  corporation's  Certificate of  Incorporation  ("Protective
Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional  series may be subordinated to, pari passu with  (including,  without limitation,  inclusion in provisions with respect to liquidation and acquisition preferences,  redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future  class or series of Preferred or Common Stock.  Subject to compliance with applicable  Protective  Provisions, the Board of Directors is also  authorized to increase or decrease the number of shares of any series,  prior or subsequent to the issue of that series,  but not below the number of shares of such series then  outstanding.  In case the number of shares of any series  shall be so  decreased,  the shares  constituting  such decrease  shall  resume the status  which they had prior to the  adoption of the resolution originally fixing the number of shares of such series.

     1. Dividend Provisions.

          a. Subject to the rights of series of  Preferred  Stock which may from time to time come into existence, the holders of shares of Series Preferred shall be entitled to receive dividends, out of any assets legally available therefor,  prior and in  preference  to any  declaration  or payment of any dividend (payable other than in Common Stock or other securities and rights convertible  into or entitling the holder  thereof to receive,  directly or indirectly,  additional  shares of Common Stock of this corporation) on the
     Common Stock of this corporation,  at the rate of eight percent (8%) of the applicable  Original  Issue  Price (as  defined  below) for such  series of
     Series  Preferred per share per annum,  payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

          b. After payment of any such  dividends on the Series  Preferred,  any additional  dividends  or  distributions  shall be  distributed  among  the holders of Series  Preferred  and Common Stock pro rata based on the number of shares of Common Stock held by each  (assuming  full  conversion  of all such Series Preferred).

     2. Liquidation Preference.

          a. In the event of any liquidation,  dissolution or winding up of this corporation,  either  voluntary  or  involuntary,  subject to the rights of series of Preferred  Stock that may from time to time come into  existence, the holders of Series Preferred shall be entitled to receive,  prior and in preference to any  distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) the  applicable  Original  Issue Price of such  holder's  shares of Series  Preferred and (ii) an amount equal to any declared but unpaid dividends on such holder's shares of Series  Preferred.
     If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series  Preferred  shall be insufficient to permit the payment to such  holders of the full  aforesaid  preferential  amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution  shall be distributed  ratably among the holders of the Series  Preferred in  proportion to the amount of such stock owned by each such  holder.  The  Original  Issue  Price  for the  Series A
     Preferred  Stock,  the Series B Preferred  Stock and the Series C Preferred
     Stock shall be $2.39, $2.10 and 2.40, respectively.

          b. Upon the completion of the  distribution  required by  subparagraph
     (a) of this Section 2 and any other  distribution that may be required with respect to series of  Preferred  Stock that may from time to time come into
     existence,   the  remaining   assets  of  the  corporation   available  for
     distribution  to  stockholders  shall be  distributed  among the holders of
     Series Preferred and Common Stock pro rata based on the number of shares of
     Common  Stock held by each  (assuming  full  conversion  of all such Series
     Preferred).

          c. A  consolidation  or  merger of this  corporation  with or into any other  corporation or  corporations in which fifty percent (50%) or more of the  voting  power  of the  corporation  held  by the  stockholders  of the corporation immediately prior to the merger or consolidation is transferred
     (excluding reincorporations of the corporation the sole purpose of which is to change the state of incorporation), or a sale, conveyance or disposition of all or  substantially  all of the  assets  of  this  corporation  or the effectuation  by the  corporation  of a  transaction  or series of  related transactions  in which more than fifty percent (50%) of the voting power of the  corporation  is  transferred,  shall be  deemed  to be a  liquidation, dissolution or winding up within the meaning of this Section 2.

     3.  Conversion.  The holders of the Series  Preferred shall have conversion rights as follows (the "Conversion Rights"):

          a.  Right  to  Convert.  Each  share  of  Series  Preferred  shall  be convertible,  at the  option of the holder  thereof,  at any time after the date of  issuance  of such share at the office of this  corporation  or any transfer  agent  for  such  stock,  into  such  number  of  fully  paid and nonassessable  shares of Common  Stock as is  determined  by  dividing  the applicable  Original  Issue Price of such share of Series  Preferred by the
     Conversion  Price  applicable  to  such  share,   determined  as  hereafter
     provided,  in  effect  on the  date  the  certificate  is  surrendered  for conversion.  The  initial  Conversion  Price per share for shares of Series
     Preferred  shall be the  applicable  Original Issue Price of such shares of
     Series  Preferred;  provided,  however,  that the Conversion  Price for the
     Series  Preferred shall be subject to adjustment as set forth in subsection
     3(d).

          b.  Automatic  Conversion.   Each  share  of  Series  Preferred  shall
     automatically  be converted  into shares of Common Stock at the  Conversion
     Price at the time in effect for such Series Preferred  immediately upon the
     earlier  of  (i)  except  as  provided   below  in  subsection   3(c),  the
     corporation's  sale of its Common Stock in a firm  commitment  underwritten public offering  pursuant to a registration  statement under the Securities
     Act of 1933, as amended,  the public  offering  price of which was not less than $7.20 per share (adjusted to reflect subsequent stock dividends, stock splits or  recapitalization)  and  $15,000,000 in the aggregate or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series Preferred.

          c.  Mechanics  of  Conversion.  Before any holder of Series  Preferred shall be entitled to convert  the same into  shares of Common  Stock,  such holder shall  surrender the  certificate  or  certificates  therefor,  duly endorsed,  at the office of this  corporation  or of any transfer agent for the Series Preferred,  and shall give written notice to this corporation at its  principal  corporate  office,  of the election to convert the same and shall  state  therein  the  name or  names  in  which  the  certificate  or certificates for shares of Common Stock are to be issued.  This corporation shall, as soon as practicable thereafter,  issue and deliver at such office to such holder of Series  Preferred,  or to the nominee or nominees of such holder,  a certificate or  certificates  for the number of shares of Common
     Stock to which such holder shall be entitled as aforesaid.  Such conversion shall be  deemed  to have  been  made  immediately  prior  to the  close of business on the date of such surrender of the shares of Series Preferred to be converted,  and the person or persons  entitled to receive the shares of
     Common  Stock  issuable  upon  such  conversion  shall be  treated  for all purposes as the record  holder or holders of such shares of Common Stock as of such date.  If the  conversion  is in  connection  with an  underwritten offering of securities  registered  pursuant to the Securities Act of 1933, as  amended,  the  conversion  may,  at the option of any holder  tendering
     Series  Preferred for conversion,  be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering,  in which event the person(s) entitled to receive the Common Stock upon conversion of the Series  Preferred  shall not be deemed to have  converted  such  Series
     Preferred  until   immediately  prior  to  the  closing  of  such  sale  of
     securities.

          d.  Conversion  Price  Adjustments  of Series  Preferred  for  Certain
     Dilutive  Issuances,  Splits and Combinations.  The Conversion Price of the
     Series  Preferred  shall be  subject  to  adjustment  from  time to time as follows:

               (i) (A) If the corporation shall issue, after the date upon which any shares of Series  Preferred were first issued (the "Purchase Date"
          with respect to such series),  any Additional Stock (as defined below)
          without  consideration or for a consideration  per share less than the applicable  Conversion  Price for such  series  in effect  immediately prior to the issuance of such Additional  Stock,  the Conversion Price for such  series in  effect  immediately  prior to each such  issuance shall forthwith  (except as otherwise  provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction,  the  numerator  of which shall be the number of shares of
          Common  Stock   outstanding   immediately   prior  to  such   issuance
          (including,  without limitation,  the number of shares of Common Stock issuable upon the conversion of all of the outstanding Preferred Stock and other  convertible  securities  and  assuming  the exercise of all outstanding options, warrants or other rights to purchase Common Stock or other securities  convertible into Common Stock) plus the number of shares of Common Stock that the  aggregate  consideration  received by the  corporation  for such issuance would purchase at such  Conversion
          Price;  and the  denominator of which shall be the number of shares of
          Common  Stock   outstanding   immediately   prior  to  such   issuance
          (including,  without limitation,  the number of shares of Common Stock issuable upon the conversion of all of the outstanding Preferred Stock and other  convertible  securities  and  assuming  the exercise of all outstanding options, warrants or other rights to purchase Common Stock or other securities  convertible into Common Stock) plus the number of shares of such Additional Stock.

               (B) No  adjustment  of the  Conversion  Price  for any  series of
          Series  Preferred  shall be made in an  amount  less than one cent per share, provided that any adjustments which are not required to be made by reason  of this  sentence  shall be  carried  forward  and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the  adjustment  being carried forward,  or shall be made at the end of 3 years from the date of the event  giving rise to the  adjustment  being  carried  forward.
          Except to the limited extent  provided for in  subsections  (E)(3) and
          (E)(4),  no  adjustment  of such  Conversion  Price  pursuant  to this subsection  3(d)(i) shall have the effect of increasing the Conversion
          Price above the Conversion Price in effect  immediately  prior to such adjustment.

               (C) In the case of the  issuance  of Common  Stock for cash,  the consideration  shall be deemed to be the amount of cash paid  therefor before  deducting  any  reasonable  discounts,  commissions  or  other expenses  allowed,  paid  or  incurred  by  this  corporation  for any underwriting  or  otherwise in  connection  with the issuance and sale thereof.

               (D) In the  case  of the  issuance  of  the  Common  Stock  for a consideration  in whole or in part other than cash, the  consideration other  than  cash  shall be  deemed to be the fair  value  thereof  as determined by the Board of Directors  irrespective  of any  accounting treatment.

               (E) In the case of the issuance  (whether before, on or after the applicable  Purchase  Date)  of  options  to  purchase  or  rights  to subscribe for Common Stock, securities by their terms convertible into or  exchangeable  for Common Stock or options to purchase or rights to
          subscribe  for  such  convertible  or  exchangeable  securities,   the
          following  provisions  shall apply for all purposes of this subsection
          3(d)(i) and subsection 3(d)(ii):

                    (1) The aggregate  maximum  number of shares of Common Stock deliverable  upon  exercise  (assuming  the  satisfaction  of any conditions to exercisability,  including without limitation,  the passage  of time,  but  without  taking  into  account  potential antidilution  adjustments)  of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the  time  such  options  or  rights  were  issued  and  for a consideration  equal  to  the  consideration  (determined  in the manner provided in subsections 3(d)(i)(C) and (d)(i)(D)), if any, received by the corporation  upon the issuance of such options or rights plus the minimum  exercise  price provided in such options or rights  (without  taking into account  potential  antidilution adjustments) for the Common Stock covered thereby.

                    (2) The aggregate  maximum  number of shares of Common Stock deliverable  upon  conversion  of or in  exchange  (assuming  the
               satisfaction   of   any   conditions   to    convertibility    or
               exchangeability,  including,  without limitation,  the passage of time,  but without  taking into  account  potential  antidilution adjustments) for any such convertible or exchangeable  securities or upon  the  exercise  of  options  to  purchase  or  rights  to subscribe for such  convertible  or  exchangeable  securities and subsequent conversion or exchange thereof shall be deemed to have been  issued  at the time  such  securities  were  issued or such options or rights  were issued and for a  consideration  equal to the  consideration,  if any,  received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued  interest  or accrued  dividends), plus the minimum additional consideration, if any, to be received
               by  the  corporation   (without  taking  into  account  potential
               antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related  options or rights (the consideration  in  each  case  to be  determined  in  the  manner provided in subsections 3(d)(i)(C) and (d)(i)(D)).

                    (3) In the event of any  change  in the  number of shares of
               Common Stock deliverable or in the consideration  payable to this corporation  upon  exercise  of such  options  or  rights or upon conversion of or in exchange for such convertible or exchangeable securities,  including,  but not limited  to, a change  resulting from the antidilution provisions thereof, the Conversion Price of each  series  of  Series  Preferred,  to the  extent  in any  way affected by or computed using such options, rights or securities, shall be  recomputed  to  reflect  such  change,  but no  further adjustment  shall be made for the actual issuance of Common Stock or any  payment of such  consideration  upon the  exercise of any such  options or rights or the  conversion  or  exchange  of such securities.

                    (4) Upon the  expiration of any such options or rights,  the termination  of any such  rights to  convert or  exchange  or the expiration of any options or rights  related to such  convertible or exchangeable securities, the Conversion Price of any series of
               Series  Preferred,  to the  extent  in  any  way  affected  by or computed  using such options,  rights or securities or options or rights related to such securities, shall be recomputed to reflect the  issuance  of only the number of shares of Common  Stock (and convertible or  exchangeable  securities  which remain in effect)
               actually issued upon the exercise of such options or rights, upon the  conversion  or  exchange  of such  securities  or  upon  the exercise of the options or rights related to such securities.

                    (5) The number of shares of Common Stock  deemed  issued and the  consideration  deemed paid therefor  pursuant to subsections
               3(d)(i)(E)(1) and (2) shall be appropriately  adjusted to reflect any change,  termination  or expiration of the type  described in either subsection 3(d)(i)(E)(3) or (4).

          (ii)  "Additional  Stock" shall mean any shares of Common Stock issued
     (or deemed to have been issued  pursuant to subsection  3(d)(i)(E)) by this corporation after the Purchase Date other than:

               (A) Common Stock issued  pursuant to a  transaction  described in subsection 3(d)(iii) hereof;

               (B)  shares of  Common  Stock  issuable  or  issued  (or  options therefor) to corporation employees, directors, officers or consultants pursuant  to stock  option or stock  issuance  plans  approved  by the corporation's  Board of Directors at any time when the total number of shares of Common stock so issuable or issued (and not  repurchased  at cost  by  the  corporation  in  connection  with  the  termination  of employment) does not exceed 2,370,000.

               (C) the  issuance of  securities  pursuant to the  conversion  or exercise of convertible or exercisable securities,  including, without limitation, shares of Series Preferred;

               (D) shares  offered to the public in the initial firm  commitment underwritten  offering of Common Stock to the general  public at a per
          share   offering   price  of  at  least  $7.20  (before   underwriting
          commissions   and  expenses)  in  which  the  gross  proceeds  to  the
          corporation exceed $15,000,000;

               (E) the issuance of  securities  in  connection  with a bona fide business  acquisition  of or by the  corporation,  whether  by merger,
          consolidation,   sale  of  assets,  sale  or  exchange  of  stock,  or
          otherwise; or

               (F) the  issuance  of stock,  warrants,  or other  securities  or rights to persons or  entities  with which the  Company  has  business relationships  provided such  issuances  are for other than  primarily equity financing  purposes and are first approved by the corporation's
          Board of Directors.

               (G) the  issuance  of any  warrants  pursuant to Section 6 of the
          Convertible  Promissory  Note and  Warrant  Purchase  Agreement  dated
          December 3, 1999 among the  Company,  Enterprise  Partners  IV,  L.P.,
          Enterprise  Partners IV  Associates,  L.P. and Nth Power  Technologies
          Fund I, L.P.

               (H) the issuance of any Common Stock pursuant to the Purchase and
          Exchange  Agreement among the Company,  Enterprise  Partners IV, L.P.,
          Enterprise  Partners IV  Associates,  L.P. and Nth Power  Technologies
          Fund I, L.P.

          (iii) In the event the corporation  should at any time or from time to time after the Purchase  Date fix a record date for the  effectuation  of a split or  subdivision  of the  outstanding  shares of  Common  Stock or the determination  of holders of Common Stock entitled to receive a dividend or other  distribution  payable in additional  shares of Common Stock or other securities or rights  convertible  into, or entitling the holder thereof to
     receive  directly  or  indirectly,   additional   shares  of  Common  Stock
     (hereinafter  referred to as "Common Stock Equivalents") without payment of any  consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents  (including the additional shares of Common
     Stock  issuable  upon  conversion  or exercise  thereof),  then, as of such
     record  date  (or  the  date  of  such  dividend  distribution,   split  or
     subdivision  if no record  date is  fixed),  the  Conversion  Price of each series of Series  Preferred  shall be  appropriately  decreased so that the number of shares of Common Stock  issuable on  conversion  of each share of such  series  shall be  increased  in  proportion  to such  increase of the aggregate of shares of Common Stock  outstanding  and those  issuable  with respect  to such  Common  Stock  Equivalents  (with  the  number  of shares issuable with respect to Common Stock  Equivalents  determined from time to time in the manner provided for deemed issuances in subsection 3(d)(i)(E).

          (iv) If the number of shares of Common Stock  outstanding  at any time after the Purchase  Date is decreased by a combination  of the  outstanding
     shares  of  Common  Stock,   then,   following  the  record  date  of  such
     combination,  the Conversion  Price for each series of the Series Preferred shall be  appropriately  increased  so that the  number of shares of Common
     Stock  issuable  on  conversion  of each  share  of such  series  shall  be decreased in proportion to such decrease in outstanding shares.

     e. Other  Distributions.  In the event  this  corporation  shall  declare a distribution  payable in securities of other persons,  evidences of indebtedness issued by this corporation or other persons,  assets  (excluding cash dividends)
or options or rights not referred to in subsection 3(d)(iii), then, in each such case  for the  purpose  of this  subsection  3(e),  the  holders  of the  Series
Preferred shall be entitled to a proportionate share of any such distribution as though  they were the  holders  of the  number of shares of Common  Stock of the corporation  into which their shares of Series  Preferred are  convertible as of the record date fixed for the  determination  of the holders of Common  Stock of the corporation entitled to receive such distribution.

     f. Recapitalizations.  If at any time or from time to time there shall be a recapitalization  of the Common Stock (other than a subdivision,  combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or
Section 2) provision  shall be made so that the holders of the Series  Preferred shall  thereafter be entitled to receive upon conversion of the Series Preferred held by such  holder,  the  number  of shares  of stock or other  securities  or property  of the  Company  or  otherwise,  to which a  holder  of  Common  Stock deliverable upon conversion  would have been entitled on such  recapitalization.
In any such case, appropriate adjustment shall be made in the application of the provisions  of this  Section 3 with  respect to the rights of the holders of the
Series  Preferred after the  recapitalization  to the end that the provisions of this Section 3 (including  adjustment of the Conversion Price then in effect and the number of shares  purchasable  upon  conversion of the each series of Series
Preferred) shall be applicable  after that event as nearly  equivalent as may be practicable.

     g. No Impairment.  This  corporation will not, by amendment of its Restated
Certificate of  Incorporation or through any  reorganization,  recapitalization, transfer  of  assets,  consolidation,  merger,  dissolution,  issue  or  sale of securities or any other voluntary action,  avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation,  but will at all times in good faith  assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or  appropriate  in order to protect the  Conversion  Rights of the holders of the Series Preferred against impairment.

     h. No Fractional Shares and Certificate as to Adjustments.

          (i) No  fractional  shares shall be issued upon the  conversion of any share or shares of the Series Preferred, and the number of shares of Common
     Stock to be issued shall be rounded to the nearest whole share.  Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series  Preferred  the holder is at the time  converting  into  Common  Stock and the number of shares of
     Common Stock issuable upon such aggregate conversion.

          (ii) Upon the  occurrence of each  adjustment or  readjustment  of the
     Conversion Price of any series of Series Preferred pursuant to this Section
     3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each  holder of each  such  series of  Series  Preferred  a  certificate setting  forth such  adjustment or  readjustment  and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall,  upon the  written  request  at any  time of any  holder  of  Series
     Preferred,  furnish  or  cause  to be  furnished  to  such  holder  a  like certificate  setting forth (a) such  adjustment and  readjustment,  (b) the
     Conversion  Price for such series of Series Preferred at the time in effect and (c) the number of shares of Common  Stock and the  amount,  if any,  of other property which at the time would be received upon the conversion of a share of Series Preferred.

     i. Notices of Record Date.  In the event of any taking by this  corporation of a record  of the  holders  of any  class of  securities  for the  purpose  of determining  the holders thereof who are entitled to receive any dividend (other than a cash  dividend)  or  other  distribution,  any  right to  subscribe  for, purchase  or  otherwise  acquire  any  shares of stock of any class or any other securities or property,  or to receive any other right,  this corporation  shall mail to each holder of Series Preferred,  at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such  dividend,  distribution  or right,  and the amount and character of such dividend, distribution or right.

     j. Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its  authorized but unissued  shares of Common  Stock,  solely for the purpose of  effecting  the  conversion  of the shares of Series  Preferred,  such number of its shares of Common Stock as shall from time to time be  sufficient  to effect the  conversion  of all  outstanding shares of Series  Preferred;  and if at any time the  number of  authorized  but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then  outstanding  shares of the Series  Preferred,  in  addition to such other  remedies as shall be available to the holders of Series  Preferred,  this corporation  will  take such  corporate  action as may,  in the  opinion  of its counsel,  be necessary to increase its authorized but unissued  shares of Common
Stock  to such  number  of  shares  as shall be  sufficient  for such  purposes, including, without limitation,  engaging in best efforts to obtain the requisite stockholder  approval of any necessary amendment to this Restated Certificate of
Incorporation.

     k. Notices.  Any notice  required by the provisions of this Section 3 to be given to the  holders  of shares of Series  Preferred  shall be deemed  given if deposited in the United  States mail,  postage  prepaid,  and  addressed to each holder of record at his address appearing on the books of this corporation.

     4. Voting Rights.

     a. The holder of each share of Series Preferred shall have the right to one vote for each share of Common Stock into which such Series  Preferred could then be converted,  and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common
Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote,  together with holders of Common Stock,  with respect to any  question  upon  which  holders  of Common  Stock have the right to vote.
Fractional  votes shall not,  however,  be permitted and any  fractional  voting rights  available on an  as-converted  basis (after  aggregating all shares into which shares of Series  Preferred held by each holder could be converted)  shall be rounded to the nearest whole number (with one-half being rounded upward).

     b.  Notwithstanding  4(a) above,  the holders of Series A Preferred  Stock, voting as a separate  class,  shall be entitled to elect three (3)  directors of this corporation.  The holders of Series B Preferred Stock, voting as a separate class,  shall be entitled to elect two (2)  directors of this  corporation.  The holders  of  Series A  Preferred  Stock,  Series  B  Preferred  Stock,  Series C
Preferred Stock and Common Stock,  voting  together as a single class,  shall be entitled to elect any  remaining  directors of the  Corporation.  At any meeting held for the purpose of electing or  nominating  directors,  (i) the presence in person or by proxy of the holders of a majority of the Series A Preferred  Stock then  outstanding  shall constitute a quorum of the Series A Preferred Stock for the election or nomination of directors to be elected or nominated solely by the holders of Series A Preferred Stock;  (ii) the presence in person or by proxy of the holders of a majority of the Series B Preferred Stock then outstanding shall constitute  a quorum  of the  Series  B  Preferred  Stock  for the  election  or nomination  of  directors  to be elected or  nominated  solely by the holders of
Series B Preferred  Stock;  and (iii) the  presence in person or by proxy of the holders of a  majority  of the voting  power of the  Series A  Preferred  Stock,
Series B  Preferred  Stock,  Series C  Preferred  Stock and  Common  Stock  then outstanding shall constitute a quorum of the Series A Preferred Stock,  Series B
Preferred  Stock,  Series C Preferred Stock and Common Stock for the election or nomination  of  directors  to be elected or nominated by the holders of Series A
Preferred Stock,  Series B Preferred Stock,  Series C Preferred Stock and Common
Stock together as a single class. A vacancy in any  directorship  elected by the holders of Series A Preferred Stock shall be filled only by vote of holders of a majority of the Series A Preferred Stock. A vacancy in any directorship  elected by the  holders  of Series B  Preferred  Stock  shall be filled  only by vote of holders  of a  majority  of the  Series B  Preferred  Stock.  A  vacancy  in any directorship  elected  by the  holders  of Series A  Preferred  Stock,  Series B
Preferred Stock,  Series C Preferred Stock and Common Stock shall be filled only by the vote of the  holders  of a majority  of the voting  power of the Series A
Preferred Stock,  Series B Preferred Stock,  Series C Preferred Stock and Common
Stock, voting together as a single class.

     5. Redemption. The Series Preferred is not redeemable.

     6. Protective Provisions.

          a. So long as any shares of Series  Preferred  are  outstanding,  this corporation  shall not without  first  obtaining  the  approval (by vote or written consent,  as provided by law) of the holders of at least a majority of the then outstanding shares of Series Preferred:

               (i) sell,  convey,  or  otherwise  dispose of or encumber  all or substantially  all of its  property  or  business  or  merge  into  or consolidate  with any other  corporation  (other  than a  wholly-owned subsidiary corporation) or effect any transaction or series of related transactions  in which  more than  fifty  percent  (50%) of the voting power of the corporation is disposed of;

               (ii) alter, change or amend the rights, preferences or privileges of the  shares of  Series  Preferred  so as to  adversely  affect  the shares;

               (iii) increase or decrease the authorized number of shares of any series of Preferred Stock;

               (iv)  increase the  presently  authorized  number of directors to more than eight (8);

               (v) authorize or issue,  or obligate  itself to issue,  any other equity  security,  including any other  security  convertible  into or exercisable  for any equity security (other than an issuance under the existing  employee  pool  of  2,370,000  shares  of  Common  Stock  or conversion  of any of the  corporation's  outstanding  debt to equity)
          having a  preference  over,  or being on a  parity  with,  the  Series
          Preferred with respect to voting, dividends or upon liquidation; or

               (vi) amend or waive any provision of the  corporation's  Restated
          Certificate or bylaws so as to adversely affect the shares;

               (vii)  repurchase  any of  its  Common  Stock,  except  from  any
          officer,   director  or  consultant  to  the   corporation   upon  the
          termination of service by such individual to the corporation  pursuant to  agreements  approved  by  the  corporation's  Board  of  Directors providing the corporation with the option to effect such repurchase at cost or fair market value.

               (viii) engage in any business other than the business  engaged in by the  corporation at the time of the of the first sale of the Series
          B Preferred Stock.

          b. Subject to the rights of series of  Preferred  Stock which may from time to time  come  into  existence,  so long as any  shares  of  Series  B
     Preferred Stock are outstanding,  this corporation  shall not without first obtaining the approval (by vote or written consent,  as provided by law) of the holders of at least a majority of the then outstanding shares of Series
     B Preferred Stock:

               (i) redeem,  repurchase  or declare a dividend with regard to any shares of the  corporation's  capital stock prior to a firm commitment underwritten  public  offering  pursuant to a  registration  statement under Securities Act of 1933, as amended, except for the repurchase of shares of the  corporation's  capital stock from employees,  officers, directors,  consultants or other persons  performing  services for the corporation or any subsidiary  pursuant to agreements  under which the corporation  has  the  option  to  repurchase  such  shares  upon  the occurrence of certain events, such as termination of employment.

     7. Status of Converted  Stock. In the event any shares of Series  Preferred shall be converted  pursuant to Section 3 hereof,  the shares so converted shall be  cancelled  and  shall  not be  issuable  by the  corporation.  The  Restated
Certificate of Incorporation of this corporation shall be appropriately  amended to effect the corresponding  reduction in the corporation's  authorized  capital stock.

C. Common Stock.

     1. Dividend  Rights.  Subject to the prior rights of holders of all classes of stock at the time  outstanding  having  prior  rights  as to  dividends,  the holders of the Common  Stock shall be entitled to receive,  when and as declared by the  Board  of  Directors,  out  of any  assets  of the  corporation  legally available  therefor,  such dividends as may be declared from time to time by the
Board of Directors.

     2. Liquidation Rights.  Upon the liquidation,  dissolution or winding up of the corporation,  the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV hereof.

     3. Voting  Rights.  The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders'  meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

     4. Redemption. The Common Stock is not redeemable.

                                   Article V.

     A.  Exculpation.  A director  of the  corporation  shall not be  personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary  duty as a director,  except for  liability  (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions  not in good faith or which  involve  intentional  misconduct  or a knowing  violation  of law,  (iii)  under  Section 174 of the  Delaware  General
Corporation Law or (iv) for any transaction  from which the director derived any improper personal benefit.  If the Delaware General Corporation Law is hereafter
amended  to  further   reduce  or  to  authorize,   with  the  approval  of  the
corporation's   stockholders,   further  reductions  in  the  liability  of  the
corporation's  directors  for breach of fiduciary  duty,  then a director of the corporation  shall  not be liable  for any such  breach  to the  fullest  extent permitted by the Delaware General Corporation Law as so amended.

     B.  Indemnification.  To the  extent  permitted  by  applicable  law,  this corporation is also authorized to provide indemnification of (and advancement of expenses  to) such agents (and any other  persons to which  Delaware law permits
this  corporation  to  provide   indemnification)   through  bylaw   provisions,
agreements  with  such  agents  or  other  persons,   vote  of  stockholders  or
disinterested  directors  or  otherwise,  in excess of the  indemnification  and
advancement   otherwise  permitted  by  Section  145  of  the  Delaware  General
Corporation  Law,  subject  only to limits  created by  applicable  Delaware law
(statutory or non-statutory),  with respect to actions for breach of duty to the corporation, its stock-holders, and others.

     C. Effect of Repeal or  Modification.  Any repeal or modification of any of the foregoing  provisions of this Article V shall not adversely affect any right or protection of a director,  officer or agent of the  corporation (or any other
person  to  which   Delaware   law   permits   this   corporation   to   provide
indemnification)  existing  at the time of, or  increase  the  liability  of any director,  officer or agent of the corporation (or other person) with respect to any acts or  omissions  of such  director,  officer  or agent (or other  person)
occurring prior to, such repeal or modification.

     IN WITNESS WHEREOF,  this Amended and Restated Certificate of Incorporation has been executed as of this ___ day of March, 2001.

                         PENTECH SOLUTIONS, INC.

                         By:
                             --------------------------------------------------
                                 Thomas M. Crews, Chief Executive
                                 Officer and President